Exhibit 10.3



                           PSMA/PSMP LICENSE AGREEMENT


                               Dated June 15, 1999


                                  by and among

                        PROGENICS PHARMACEUTICALS, INC.,

                               CYTOGEN CORPORATION

                                       and


                          PSMA Development Company LLC


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                                TABLE OF CONTENTS

                                                                        Page

1.     DEFINITIONS.......................................................2

1.1.  Affiliate..........................................................2
1.2.  Commercial Sale....................................................2
1.3.  Contract Period....................................................2
1.4.  CYTOGEN............................................................2
1.5.  CYTOGEN License....................................................2
1.6.  CYTOGEN Technical Information......................................2
1.7.  Effective Date.....................................................3
1.8.  FDA................................................................3
1.9.  Field..............................................................3
1.10.  Field Antibody....................................................3
1.11.  Field Immunogen...................................................3
1.12.  Licensed CYTOGEN Patent...........................................3
1.13.  Licensed CYTOGEN Product..........................................3
1.14.  Licensed Patent...................................................4
1.15.  Licensed Product..................................................4
1.16.  Licensed Progenics Patent.........................................4
1.17.  Licensed Progenics Product........................................4
1.18.  Licensed Technical Information....................................4
1.19.  Licenses..........................................................4
1.20.  LLC...............................................................4
1.21.  LLC Agreement.....................................................4
1.22.  Major Market......................................................4
1.23.  Manufacturing Rights..............................................4
1.24.  MoAb 7E11.........................................................4
1.25.  North American Territory..........................................5
1.26.  NWB...............................................................5
1.27.  NWC...............................................................5
1.28.  NWC Agreement.....................................................5
1.29.  Patent............................................................5
1.30.  Prime License.....................................................5
1.31.  Progenics.........................................................5
1.32.  Progenics License.................................................5
1.33.  Progenics Technical Information...................................5
1.34.  Prostagen.........................................................5
1.35.  Prostagen Agreement...............................................6
1.36.  PSMA..............................................................6
1.37.  PSMP..............................................................6
1.38.  Regulatory Authority..............................................6
1.39.  Services Agreement................................................6
1.40.  SKICR.............................................................6
1.41.  SKICR Agreement...................................................6

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1.42.  SKICR License.....................................................6
1.43.  Technical Information.............................................6
1.44.  Territory.........................................................6
1.45     [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

2.     REPRESENTATIONS AND WARRANTIES....................................6

2.1.  By Progenics.......................................................6
2.2.  By CYTOGEN.........................................................7

3.     LICENSES.........................................................10

3.1.  Grant by Progenics................................................10
3.2.  Grant by CYTOGEN..................................................10
3.3.  Licensing of Additional Patents and Technical Information.........11
3.4.  Sublicenses.......................................................12
3.5.  Guarantee of Performance of Sublicensee...........................12
3.6.  Cure of Breach by Sublicensee.....................................12
3.7.  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]
3.8.  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]
3.9.  Reservation of Rights.............................................12
3.10.  No Other Rights..................................................13
3.11.  Competition Not Prohibited.......................................13

4.     CERTAIN COVENANTS................................................13

4.1.  Diligence.........................................................13
4.2.  No Waivers or Grant of Further Rights.............................13
4.3.  Summary Reports...................................................14
4.4.  Breach of SKICR Agreement.........................................14
4.5.  Acquiring Other Rights in the Field...............................14
4.6.  Notices under Prime Licenses......................................14
4.7.  Compliance with Terms of Prime Licenses; Assignment...............14
4.8.  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

5.     ROYALTIES AND OTHER PAYMENTS.....................................15

5.1.  Amounts Payable with Respect to the Progenics License.............15
5.2.  Amounts Payable with Respect to the CYTOGEN License...............15
5.3.  Allocation of Royalties...........................................15

6.     PATENT PROSECUTION AND MAINTENANCE, ETC..........................16

6.1.  Prosecution and Maintenance.......................................16
6.2.  Disclosure Regarding Patent Activities............................16

7.     REPORTS AND ROYALTY PAYMENTS; BOOKS AND RECORDS..................17

7.1.  Reports...........................................................17
7.2.  Royalty Payments..................................................17
7.3.  Calculation of Royalties and Other Payments.......................17
7.4.  Currency Control Restrictions.....................................17
7.5.  Books and Records.................................................17


                                       ii

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8.     TAXATION OF PAYMENTS.............................................18


9.     PRODUCT LIABILITY DISCLAIMERS....................................18

9.1.  Product Liability Disclaimer by Progenics.........................18
9.2.  Product Liability Disclaimer by CYTOGEN...........................18
9.3.  Product Liability Disclaimer by the LLC...........................18

10.    INDEMNIFICATION AND INFRINGEMENT.................................19

10.1.  Indemnification..................................................19
10.2.  Third Party Infringement of Licensed Patent Rights...............19

11.    TERM AND TERMINATION.............................................20

11.1.  Term.............................................................20
11.2.  Termination......................................................20
11.3.  Accrued Rights and Obligations...................................22

12.    EFFECT OF TERMINATION ON SUBLICENSEE.............................22

13.    EXPORT LICENSES..................................................22

14.    MISCELLANEOUS PROVISIONS.........................................22

14.1.  Assignability....................................................22
14.2.  Notices..........................................................22
14.3.  Independent Contractors..........................................23
14.4.  Counterparts.....................................................23
14.5.  Entire Understanding.............................................23
14.6.  Headings.........................................................23
14.7.  No Implied Rights................................................23
14.8.  No Waiver........................................................23
14.9.  Publicity........................................................23
14.10.  Promotion and Advertising.......................................24
14.11.  Arbitration.....................................................24
14.12.  Confidentiality.................................................24
14.13.  No Third Party Beneficiaries............................... ....25
14.14.  Governing Law...................................................25
14.15.  SKICR Agreement.................................................26
14.16.  Limitation on Liability.........................................26

                           PSMA/PSMP LICENSE AGREEMENT

                  THIS PSMA/PSMP LICENSE AGREEMENT, dated June 15, 1999 (this "Agreement"), is made by and among Progenics Pharmaceuticals, Inc., a Delaware corporation having its place of business at 777 Old Saw Mill River Road, Tarrytown, NY 10591 ("Progenics"), CYTOGEN Corporation, a Delaware corporation having its place of business at 600 College Road East, CN 5308, Princeton, NJ 08540 ("CYTOGEN"), and PSMA Development Company LLC, a Delaware limited liability company having its principal place of business at 777 Old Saw Mill River Road, Tarrytown, NY 10591 (the "LLC").

                  WHEREAS, CYTOGEN has acquired certain intellectual property rights, including patent rights, relating to PSMA and PSMP (as hereinafter defined), and may in the future acquire additional intellectual property rights, including patent rights, relating to therapeutics based on PSMA and/or PSMP;

                  WHEREAS, Progenics has certain expertise in developing immunotherapeutics based on novel vaccine and antibody technology and may in the future acquire intellectual property rights, including patents rights, relating to immunotherapeutics based on PSMA and/or PSMP;

                  WHEREAS, Progenics and CYTOGEN wish to establish a collaboration to pursue the development and commercialization of immunotherapeutic products or services based on PSMA and/or PSMP and, in order to implement such collaboration, Progenics and CYTOGEN have caused the LLC to be organized and have each become the owner of 50% of the outstanding ownership interests thereof;

                  WHEREAS, in connection with the organization of the LLC, Progenics, CYTOGEN and the LLC have entered into a limited liability company agreement providing for the management of the LLC and the rights and obligations of the parties thereto;

                  WHEREAS, in furtherance of the collaboration, each of Progenics and CYTOGEN desires to grant rights to the LLC with respect to intellectual property rights now owned or hereafter acquired by Progenics or CYTOGEN in the Field (as hereinafter defined), and Progenics, CYTOGEN and the LLC wish to provide for certain other matters related to the collaboration in the Field, as set forth below;

                  WHEREAS, CYTOGEN previously granted to Prostagen Corporation, a Delaware corporation ("Prostagen"), an exclusive license to certain rights related to PSMA pursuant to a PSMA Therapeutics Sublicense Agreement, dated December 9, 1996, by and between CYTOGEN and Prostagen (the "Prostagen Agreement");

                  WHEREAS, Prostagen previously granted to Northwest Clinicals LLC, a Washington limited liability company ("NWC"), an exclusive sublicense to produce, process or otherwise manufacture and sell PSMA and PSMP pursuant to a PSMA Production Sublicense Agreement, dated as of July 16, 1997 (the "NWC Agreement");

                  WHEREAS, prior to the date hereof and in order to facilitate the above-referenced collaboration among the parties hereto, CYTOGEN has


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acquired 100% of the outstanding equity interests in Prostagen,  and CYTOGEN and
Prostagen have terminated the Prostagen Agreement to the extent of the Field;

                  WHEREAS, CYTOGEN has agreed with Progenics to cause the NWC Agreement to be terminated and to acquire for the LLC, at no cost to the LLC, exclusive manufacturing rights in the Field for PSMA and PSMP, and to indemnify and hold the LLC harmless for any cost, expense, damage or liability whatsoever related to CYTOGEN's inability to grant to the LLC as of the date hereof manufacturing rights in the Field to PSMA and PSMP;

                  WHEREAS, in order to pursue the research and development programs contemplated by the above-referenced collaboration between Progenics and CYTOGEN, simultaneously with the execution and delivery of this Agreement Progenics, CYTOGEN and the LLC are entering into a Services Agreement (the "Service Agreement") pursuant to which Progenics is agreeing to perform certain research and development services.

                   NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. DEFINITIONS. For the purposes of this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

     1.1. Affiliate. The term "Affiliate" shall mean any person, corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with, a party. For purposes of this definition, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least 50% of the stock or participating shares entitled to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least 50% of the equity interest with the power to direct the management and policies of such non-corporate entity.

     1.2. Commercial Sale. The term "Commercial Sale" shall mean the commercial sale of a Licensed Product to an unrelated third party. The sale of a Licensed Product distributed or used for clinical trials or experimental purposes only shall not be considered a Commercial Sale.

     1.3. Contract Period. The term "Contract Period" shall mean the period beginning on the Effective Date and ending on the date on which this Agreement shall expire or terminate in accordance with the provisions of Section 11 hereof.

     1.4. CYTOGEN. The term "CYTOGEN" shall have the meaning set forth in the recitals of this Agreement.

     1.5. CYTOGEN License. The term "CYTOGEN License" shall mean the license granted by CYTOGEN to the LLC pursuant to Section 3.2 of this Agreement.

     1.6. CYTOGEN Technical Information. The term "CYTOGEN Technical Information" shall mean Technical Information to the extent, but only to the extent, used or useful in the Field in which CYTOGEN has or acquires during the Contract Period a licensable right; provided, however, that any Technical Information used or useful in the Field in which CYTOGEN currently has a

                                       2
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licensable right but which is not disclosed on Annex A hereto, and any Technical
Information used or useful in the Field in which CYTOGEN acquires a licensable right after the date hereof, shall not be deemed to be CYTOGEN Technical Information unless and until Progenics shall have expressly consented in writing pursuant to Section 3.3 hereof.

     1.7. Effective Date. The term "Effective Date" shall mean the date of this Agreement, as set forth on the first page hereof.

     1.8. FDA. The term "FDA" shall mean the U.S. Food and Drug Administration.

     1.9. Field. The term "Field" shall mean:

     (a) any and all means of developing, making, having made, distributing, using, offering for sale, selling, having sold, importing or exporting any Field Immunogen and/or any vaccine incorporating a Field Immunogen as a therapeutic, but excluding vaccines for prostate cancer that are antigen presenting cells isolated from a patient's blood, bone marrow or spleen and pulsed ex vivo with a Field Immunogen for return to the patient; and

     (b) any and all means of developing, making, having made, distributing, using, offering for sale, selling, having sold, importing or exporting any Field Antibody as a therapeutic.

     1.10. Field Antibody. The term "Field Antibody" shall mean a product that incorporates a peptide that includes a complementarity determining region of an antibody recognizing one or more Field Immunogens, including, without limitation, antibodies, antibody fragments, antibody derivatives such as humanized antibodies and single chain antibodies, and conjugates of any of the foregoing, but excluding MoAb 7E11.

     1.11. Field Immunogen. The term "Field Immunogen" shall mean any immunogen that derives its immunogenicity wholly or in significant part from PSMA or PSMP or mimetopes thereof, or any combination of such immunogens.

     1.12. Licensed CYTOGEN Patent. The term "Licensed CYTOGEN Patent" shall mean any Patent in which CYTOGEN has or acquires during the Contract Period a licensable right, to the extent, but only to the extent, any such Patent is used or useful in the Field; provided, however, that any Patent used or useful in the Field in which CYTOGEN currently has a licensable right but which is not disclosed on Annex A hereto, and any Patent used or useful in the Field in which CYTOGEN acquires a licensable right after the date hereof, shall not be deemed to be a Licensed CYTOGEN Patent unless and until Progenics shall have expressly consented in writing pursuant to Section 3.3 hereof. The term "Licensed CYTOGEN Patent" shall include the rights (including Patent rights) granted to CYTOGEN pursuant to the SKICR Agreement and Wright Agreement as well as the other Patent rights listed on Annex A hereto.

     1.13. Licensed CYTOGEN Product. The term "Licensed CYTOGEN Product" shall mean any product, apparatus, method or service the manufacture, use, sale, provision or practice of which would, in the absence of a license, infringe one or more claims of a Licensed CYTOGEN Patent.


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

     1.14. Licensed Patent. The term "Licensed Patent" shall mean any Licensed Progenics Patent or Licensed CYTOGEN Patent.

     1.15. Licensed Product. The term "Licensed Product" shall mean any Licensed Progenics Product or Licensed CYTOGEN Product.

     1.16. Licensed Progenics Patent. The term "Licensed Progenics Patent" shall mean any Patent in which Progenics has or acquires during the Contract Period a licensable right, to the extent, but only to the extent, any such Patent is used or useful in the Field; provided, however, that any Patent used or useful in the Field in which Progenics currently has a licensable right but which is not disclosed on Annex B hereto, and any Patent used or useful in the Field in which Progenics acquires a licensable right after the date hereof, shall not be deemed to be a Licensed Progenics Patent unless and until CYTOGEN shall have expressly consented in writing pursuant to Section 3.3 hereof.

     1.17. Licensed Progenics Product. The term "Licensed Progenics Product" shall mean any product, apparatus, method or service the manufacture, use, sale, provision or practice of which by the LLC would, in the absence of a license, infringe one or more claims of a Licensed Progenics Patent.

     1.18.  Licensed  Technical   Information.   The  term  "Licensed  Technical
Information" shall mean the Progenics Technical Information and the CYTOGEN Technical Information.

     1.19. Licenses. The term "Licenses" shall mean the Progenics License and the CYTOGEN License.

     1.20. LLC. The term "LLC" shall have the meaning set forth in the recitals of this Agreement.

     1.21. LLC Agreement. The term "LLC Agreement" shall mean the Limited Liability Company Agreement, dated as of even date herewith, by and among Progenics, CYTOGEN and the LLC, and any amendments thereto.

     1.22. Major Market. The term "Major Market" shall mean any of the United States, United Kingdom, France, Germany, Italy, Spain, Japan or Canada.

     1.23. Manufacturing Rights. The term "Manufacturing Rights" shall have the meaning set forth in Section 4.8 hereof.

     1.24. MoAb 7E11. The term "MoAb 7Ell" shall mean that certain antibody to PSMA known as MoAb 7E11-C5, which such antibody is claimed in United States Patent No 5,162,504, granted November 10, 1992, and entitled "Monoclonal Antibodies to a New Antigenic Marker in Epithelial Prostatic Cells and Serum of Prostate Cancer Patients." The term "MoAb 7E11" includes all subclones claimed in such Patent.

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     1.25. North American  Territory.  The term "North American Territory" shall mean the United States of America and Canada and their respective territories and possessions.

     1.26. NWB. The term "NWB" shall have the meaning set forth in the recitals of this Agreement.

     1.27. NWC. The term "NWC" shall have the meaning set forth in the recitals of this Agreement.

     1.28. NWC Agreement. The term "NWC Agreement" shall have the meaning set forth in the recitals of this Agreement.

     1.29. Patent. The term "Patent" shall mean (i) unexpired letters patent (including inventor's certificates) which have not lapsed or been held invalid or unenforceable by a court or administrative body of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including, without limitation, any substitution, extension, registration, confirmation, reissue, reexamination, renewal or any like filing thereof, and (ii) pending applications for letters patent that have not been the subject of a rejection notice from which an appeal cannot be taken or in respect of which the applicable period of appeal has expired, including, without limitation, any continuation, division or continuation-in-part thereof and any provisional applications.

     1.30. Prime License. The term "Prime License" shall mean any license, including, without limitation, the SKICR Agreement, pursuant to which Progenics or CYTOGEN has acquired, or acquires in the future, intellectual property rights licensed to the LLC hereunder.

     1.31. Progenics. The term "Progenics" shall have the meaning set forth in the recitals of this Agreement.

     1.32. Progenics License. The term "Progenics License" shall mean the license granted by Progenics to the LLC pursuant to Section 3.1 of this Agreement.

     1.33. Progenics Technical Information. The term "Progenics Technical Information" shall mean Technical Information to the extent, but only to the extent, used or useful in the Field in which Progenics has or acquires during the Contract Period a licensable right; provided, however, that any Technical Information used or useful in the Field in which Progenics currently has a licensable right but which is not disclosed on Annex B hereto, and any Technical Information used or useful in the Field in which Progenics acquires a licensable right after the date hereof, shall not be deemed to be Progenics Technical Information unless and until CYTOGEN shall have expressly consented in writing pursuant to Section 3.3 hereof.

     1.34. Prostagen. The term "Prostagen" shall have the meaning set forth in the recitals of this Agreement.

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
     1.35. Prostagen Agreement. The term "Prostagen Agreement" shall have the meaning set forth in the recitals of this Agreement.

     1.36. PSMA. The term "PSMA" shall mean prostate specific membrane antigen as described in Cancer Research, 53:227-230 (1993) and as described in the U.S. Patent Application Serial Nos. 08/973,337 and 08/394,152, including continuations and continuations-in-part, allelic variations thereof and nucleic acids encoding the same.

     1.37. PSMP. The term "PSMP" shall mean prostate specific membrane peptides, which include any peptide sequence appearing in a PSMA protein and unique to PSMA proteins, and nucleic acids encoding the same.

     1.38. Regulatory Authority. The term "Regulatory Authority" shall mean the applicable governmental authority (which, in the United States, is the FDA) that is responsible for approval for manufacturing, marketing or importing a therapeutic agent in a particular country for human use.

     1.39. Services Agreement. The term "Services Agreement" shall have the meaning set forth in the recitals of this Agreement.

     1.40. SKICR. The term "SKICR" shall mean the Sloan-Kettering Institute for Cancer Research, a New York membership corporation having its principal place of business at 1275 York Avenue, New York, New York 10021.

     1.41. SKICR Agreement. The term "SKICR Agreement" shall mean the Option and License Agreement, effective July 1, 1993, by and between SKICR and Cytogen, as amended by amendment no. 1 thereto effective as of November 22, 1993.

     1.42. SKICR License. The term "SKICR License" shall mean the license granted to Cytogen pursuant to the SKICR Agreement.

     1.43. Technical  Information.  The term "Technical  Information" shall mean
unpublished  research  and  development   information,   unpatented  inventions,
formulae, processes, know-how, trade secrets and technical data.

     1.44. Territory. The term "Territory" shall mean the entire world.

     1.45. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

     2. REPRESENTATIONS AND WARRANTIES.
        -------------------------------

     2.1. By Progenics. Progenics represents and warrants to CYTOGEN and the LLC as follows:

     2.1.1. Due Organization. Progenics is a corporation duly organized and validly existing under the laws of the State of Delaware.

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     2.1.2. Power to Act.  Progenics has all necessary  corporate power to enter into and perform its obligations under this Agreement and has taken all necessary corporate action under the laws of the State of Delaware and its certificate of incorporation and by-laws to authorize the execution of, and performance of its obligations under, this Agreement. Progenics has the full right, power and authority to grant all of the right, title and interest in the license granted by Progenics under Section 3 hereof.

     2.1.3. No Default. Progenics is not in default under, or in conflict with respect to, its certificate of incorporation or by-laws or any term or provision of any agreement, mortgage or indenture to which it is a party or by which any of its properties are bound or any statute, rule, order, writ, injunction, decree or regulation applicable to it or any of its properties that will preclude the performance of its obligations under this Agreement in any material respect.

     2.1.4. No Material Contracts. Progenics is not subject to any contract or agreement that will preclude or otherwise conflict with the performance of its obligations under this Agreement in any material respect.

     2.1.5. No Conflicts. Neither the execution nor delivery of this Agreement, the consummation of the transactions herein contemplated nor the fulfillment of or compliance with the terms and provisions hereof will (i) require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority, or violate any provisions of law, administrative regulation or court decree applicable to Progenics or (ii) conflict with, result in a breach of any of the terms, conditions or provisions of or constitute a default under the certificate of incorporation or by-laws of Progenics or of any agreement or instrument to which it is a party or by which any of its property is bound.

     2.1.6. Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Progenics, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

     2.1.7. Patents in the Field. To Progenics's knowledge, on the date hereof Progenics does not have a licensable right to any Patent used or useful in the Field except as disclosed on Annex B hereto.

     2.2. By CYTOGEN. CYTOGEN represents and warrants to Progenics and the LLC as follows:

     2.2.1. Due Organization. CYTOGEN is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2.2.2. Power To Act. CYTOGEN has all necessary corporate power to enter into and perform its obligations under this Agreement and has taken all necessary corporate action under the laws of the State of Delaware and its certificate of incorporation and by-laws to authorize the execution of, and performance of its obligations under, this Agreement. CYTOGEN has the full right, power and authority to grant all of the right, title and interest in the licenses granted, or contingent licenses that may be granted, by CYTOGEN under
Section 3 hereof.

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

     2.2.3. No Default. CYTOGEN is not in default under, or in conflict with respect to, its certificate of incorporation or by-laws or any term or provision of any agreement, mortgage or indenture to which it is a party or by which any of its properties are bound or any statute, rule, order, writ, injunction, decree or regulation applicable to it or any of its properties that will preclude the performance of its obligations under this Agreement in any material respect.

     2.2.4. No Material Contracts. CYTOGEN is not subject to any contract or agreement that will preclude or otherwise conflict with the performance of its obligations under this Agreement in any material respect.

     2.2.5. No Conflicts. Neither the execution nor delivery of this Agreement, the consummation of the transactions herein contemplated nor the fulfillment of or compliance with the terms and provisions hereof will (i) require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority, or violate any provisions of law, administrative regulation or court decree applicable to CYTOGEN or (ii) conflict with, result in a breach of any of the terms, conditions or provisions of or constitute a default under the certificate of incorporation or by-laws of CYTOGEN or of any agreement or instrument to which it is a party or by which any of its property is bound.

     2.2.6. Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of CYTOGEN, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

     2.2.7. SKICR and Wright Agreements. (a) Attached as Exhibit 1 is a true and complete copy of the SKICR Agreement and attached as Exhibit 2 is a true and complete copy of the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] Agreement. No provision of the SKICR Agreement or the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] Agreement has been amended, modified or waived. All of the rights granted under the SKICR Agreement and the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] Agreement to CYTOGEN are valid and enforceable, and neither this Agreement nor the LLC Agreement contravene any provision of such agreements or give rise to a termination right thereunder. The option described in Section III.A. of the SKICR Agreement was duly and validly exercised by CYTOGEN in a timely manner, the license issue fee described in Section III.B. of the SKICR Agreement was paid by CYTOGEN in accordance with such section and the license described in Section III.C. of the SKICR Agreement was thereupon duly and validly issued.

     (b) To CYTOGEN's knowledge: (i) the representations and warranties made by SKICR in the SKICR Agreement were true in all material respects when made; (ii) there has occurred no act or failure to act that would render such representations untrue in any material respect if made on and as of the date hereof; and (iii) there exists no breach or anticipatory breach by SKICR or [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] of any of its material obligations under the SKICR Agreement or the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] Agreement, respectively. Each of the SKICR Agreement and the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] Agreement is in full force and effect, and CYTOGEN has complied in all material respects with its obligations thereunder. There does not exist any default by CYTOGEN under such agreements that, after notice or the lapse of time or both, would constitute a material event of default or give rise to a right of termination thereunder. CYTOGEN has neither given nor received any notice of termination or breach under such agreements. In the event of any misrepresentation or breach of warranty by SKICR under the SKICR Agreement, CYTOGEN will cooperate with all reasonable requests of the Management Committee of the LLC regarding the assertion of any claim or cause of action against SKICR for such misrepresentation or breach of warranty; provided, that the LLC shall bear any and all costs, expenses, liabilities or obligations of CYTOGEN in connection therewith or arising therefrom.

     2.2.8. No Litigation, Claims or Conflicts. (a) There is no action, suit, claim or proceeding pending or threatened against CYTOGEN or, to CYTOGEN'S knowledge, SKICR or [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]with respect to any of the Licensed CYTOGEN Patents or CYTOGEN Technical Information, either at law or in equity, before any court or administrative agency or before any governmental department, commission, board, bureau, agency or instrumentality, whether United States or foreign, relating to validity, infringement, ownership or otherwise, and neither CYTOGEN nor, to CYTOGEN's knowledge, SKICR or [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] has received any notice that any person may bring such a claim, and CYTOGEN has no belief that any basis or grounds exists for any such actions, suits or claims.

     (b) [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

     (c) There are no proceedings or claims pending in which CYTOGEN or, to CYTOGEN's knowledge, SKICR or [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] alleges that any person is infringing upon, or otherwise violating, any of the Licensed CYTOGEN Patents or CYTOGEN Technical Information, nor are any proceedings threatened by CYTOGEN or, to CYTOGEN's knowledge, SKICR or [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] alleging any such violation or infringement.

     2.2.9. Subsisting Rights. The Licensed CYTOGEN Patents in existence on the Effective Date are in full force and effect, have been maintained to date and are not invalid or unenforceable, in whole or in part. No act has been done or omitted to be done which had or could have the effect of impairing or dedicating to the public, or entitling any U.S. or foreign government authority or any other person to cancel, forfeit, modify or consider abandoned any of the Licensed CYTOGEN Patents, or give any person any rights with respect thereto. All of CYTOGEN's rights under the SKICR Agreement and the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] Agreement, and CYTOGEN's ownership rights in the Patents listed in paragraph 2 of Annex A hereof, are valid, enforceable and free of defects.

     2.2.10. No Prior Transfer. (a) CYTOGEN has not previously sublicensed, assigned, transferred, conveyed or otherwise encumbered its right, title and interest in any of the Licensed CYTOGEN Patents or CYTOGEN Technical Information other than pursuant to the Prostagen Agreement. A true and complete copy of the NWC Agreement is attached hereto as Exhibit 2.

     (b) The Prostagen Agreement has been terminated in its entirety with respect to the Field, and except for the Manufacturing Rights, no rights in the

Field remain outstanding under the Prostagen Agreement and all rights in the Field to Patents and Technical Information granted thereunder (other than the Manufacturing Rights) have been reacquired by CYTOGEN.

     2.2.11. Exclusive Owner, etc. CYTOGEN is the sole and exclusive licensee of the rights licensed to CYTOGEN under the SKICR Agreement and the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] Agreement and of the rights to the Patents listed in paragraph 2 of Annex A hereof, all of which are owned free and clear of any liens, charges and encumbrances, and no other person, corporation or other private or governmental entity or subdivision thereof has or shall have any claims of ownership whatsoever with respect to such rights. There are no judgments or settlements against or owed by CYTOGEN relating to such rights.

     2.2.12. Confidentiality; Effective Waivers. (a) Neither CYTOGEN nor, to CYTOGEN's knowledge, SKICR or [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] has divulged, furnished to or made accessible to any person any trade secrets included in the Licensed CYTOGEN Patents or CYTOGEN Technical Information without prior thereto having obtained an agreement of confidentiality from such person.

     (b) CYTOGEN and, to CYTOGEN's knowledge, SKICR and [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] have obtained from all individuals who participated in any respect in the invention or authorship of any Licensed CYTOGEN Patents or CYTOGEN Technical Information (as employees, consultants or otherwise) effective waivers of any and all ownership rights of such individuals in such rights and assignments to CYTOGEN, SKICR or [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED], as applicable, all rights with respect thereto.

     2.2.13. Patent Prosecution Disclosure. CYTOGEN has disclosed to the LLC all of the prosecution files of all of the patents and patent applications licensed to the LLC by CYTOGEN hereunder.

     2.2.14. Patents in the Field. To CYTOGEN's knowledge, on the date hereof CYTOGEN does not have a licensable right to any Patent used or useful in the Field except as disclosed on Annex A hereto.

     3. LICENSES.
        ---------

     3.1. Grant by Progenics. Subject to the terms and conditions herein contained, Progenics hereby grants to the LLC, to the extent (but only to the extent) of the Field, the exclusive (even as to Progenics) right and license throughout the Territory under the Licensed Progenics Patents and the Progenics Technical Information to develop, make, have made, distribute, use, offer for sale, sell, have sold, import or export Licensed Progenics Products.

     3.2. Grant by CYTOGEN. Subject to the terms and conditions herein contained, CYTOGEN hereby grants to the LLC, to the extent (but only to the extent) of the Field, the exclusive (even as to CYTOGEN) right and license throughout the Territory under the Licensed CYTOGEN Patents and the CYTOGEN Technical Information to develop, make, have made, distribute, use, offer for sale, sell, have sold, import or export Licensed CYTOGEN Products; provided, however, that until such time as the NWC Agreement is terminated in accordance with Section 4.8 hereof, the license granted by CYTOGEN hereunder to make or have made Licensed CYTOGEN Products is subject to the manufacturing license granted to NWC pursuant to the NWC Agreement.

     3.2.1. Limited Right to MoAb 7E11. To enable the LLC, Affiliates of the LLC and third party sublicensees to utilize MoAb 7E11 solely in connection with the development, manufacturing, testing and/or conducting quality control tests on Licensed Products, CYTOGEN hereby grants to the LLC the right to use MoAb 7E11 solely for such purposes.

     3.2.2. Antibody Requirements. CYTOGEN agrees to sell to the LLC its MoAb 7E11 needs at a purchase price not to exceed CYTOGEN's actual and direct costs.

     3.2.3. Contingent License. In the event that CYTOGEN is unable to supply the LLC with its requirements of MoAb 7E11, CYTOGEN shall, upon written request by the LLC, provide to the LLC, at the LLC's cost, a viable sample of a hybridoma capable of producing MoAb 7El1, and license to the LLC on a non-exclusive, royalty-free basis the right to use the hybridoma and to produce and use MoAb 7E11 for the purposes set forth in Section 3.2.1 hereof.

     3.3. Licensing of Additional Patents and Technical Information. (a) If Progenics or CYTOGEN (in either case, the "Non-Offering Party") identifies any Patent or Technical Information used or useful in the Field in which the other party (the "Offering Party") has a licensable right that has not theretofore been licensed to the LLC by the Offering Party, the Non-Offering Party may request the Offering Party to offer to license such Patent or Technical Information to the LLC pursuant to the terms of this Agreement. Any such request shall be in writing and shall reference the rights requested to be licensed. If so requested, the Offering Party shall make such an offer in writing, and in connection therewith shall disclose to the Non-Offering Party the nature of the Patent or Technical Information and the terms on which the Offering Party owns or licenses such Patent or Technical Information, and if such Patent or Technical Information is licensed, shall provide to the Non-Offering Party an accurate and complete copy of the relevant license agreement. The Offering Party shall offer to make to the LLC and the Non-Offering Party, with respect to such Patent or Technical Information, the representations and warranties set forth in Annex D hereto, subject to such exceptions as shall be identified by the Offering Party.


     (b) If after the date hereof Progenics or CYTOGEN (in either case, also the "Offering Party") acquires a licensable right in any Patent or Technical Information used or useful in the Field, the Offering Party shall promptly thereafter offer in writing to license such Patent or Technical Information to the LLC pursuant to the terms of this Agreement. In connection with any such offer, the Offering Party shall disclose to the other party (also, the "Non-Offering Party") the nature of the Patent or Technical Information and the terms on which the Offering Party owns or licenses such Patent or Technical Information, and if such Patent or Technical Information is licensed, shall provide to the Non-Offering Party an accurate and complete copy of the relevant license agreement. In addition, the Offering Party shall offer to make to the LLC and the Non-Offering Party, with respect to such Patent or Technical Information, the representations and warranties set forth in Annex C hereto, subject to such exceptions as shall be identified by such party.

     (c) If a license grant offer is made pursuant to Section 3.3(a) or Section 3.3(b) hereof, the Non-Offering Party shall have 30 calendar days to determine whether to cause the LLC to accept such offer. Such offer shall be deemed accepted by the LLC if the Non-Offering Party delivers a written acceptance notice to the Offering Party within such 30-day period (which shall be deemed to be the written consent contemplated by Section 1.6, 1.12, 1.16 or 1.33 hereof, as the case may be). Upon the delivery of such acceptance notice, (i) any Patents or Technical Information subject to the offer shall thereupon be deemed to be Licensed Progenics Patents (under Section 1.16 hereof), Progenics Technical Information (under Section 1.33 hereof), Licensed CYTOGEN Patents (under Section 1.12 hereof) or CYTOGEN Technical Information (under Section 1.6 hereof), as the case may be, and (ii) the Offering Party shall be deemed to have made the representations and warranties referred to in Sections 3.3(a) and 3.3(b) hereof, subject to the exceptions identified by the Offering Party as described in such sections.

     3.4. Sublicenses. The LLC shall have the right to grant sublicenses of the rights granted hereunder, provided that: (i) each such sublicensee agrees in writing to keep books and records and permit Progenics and CYTOGEN to review such books and records pursuant to the relevant provisions, and to comply with all terms of this Agreement expressly applicable to a sublicensee of the LLC; and (ii) within 15 days of granting any such sublicense the LLC shall give written notice of such grant to Progenics and CYTOGEN and provide Progenics and CYTOGEN with a copy of such sublicense. No consent or approval of Progenics or CYTOGEN shall be required in connection with the granting of such sublicenses.

     3.5. Guarantee of Performance of Sublicensee. The LLC hereby unconditionally guarantees to Progenics and CYTOGEN the performance of any of its sublicensees' financial obligations hereunder, including making all payments due, and making all reports required, under this Agreement to be made by reason of sales of Licensed Products by its sublicensees and their compliance with all applicable terms of this Agreement. In any such sublicense, the sublicensee shall agree that in the event of a breach by the sublicensee in the observance of any applicable terms of this Agreement, Progenics and/or CYTOGEN, as applicable, shall be entitled to proceed either against such sublicensee or directly against the LLC, as Progenics and/or CYTOGEN, as applicable, may determine in their respective sole discretion, to enforce this Agreement.

     3.6. Cure of Breach by Sublicensee. Upon notification to Progenics and CYTOGEN by the LLC of the grant by the LLC of any sublicense under this Agreement, Progenics and CYTOGEN shall become obligated to notify in writing any such sublicensee of any breach by the LLC hereunder, or of any purported termination by CYTOGEN or Progenics, with such notice to be sent to such sublicensee (at the address specified by the LLC) at the same time as notice is sent to the LLC. In the event that the LLC breaches this Agreement, which breach remains uncured through the expiration of any applicable cure period, any sublicensee of the LLC hereunder shall have the right, but not the obligation, during a period of 45 days after the expiration of the aforesaid cure period, to cure such breach in its own name, and, upon curing such breach, such sublicensee shall have the right to be substituted for the LLC as a direct sublicensee under the Licenses to the exclusion of, and on the same terms as, the LLC to the extent of the sublicense. A provision to the effect of the foregoing shall be included in any sublicense granted hereunder.

     3.7 [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

     3.8 [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

     3.9. Reservation of Rights. Progenics reserves the right to practice and use the Progenics Technical Information and to develop, make, have made and use Licensed Progenics Products, and CYTOGEN reserves the right to practice and use the CYTOGEN Technical Information and to develop, make, have made and use Licensed CYTOGEN Products, in each case without cost and subject to the confidentiality provisions of this Agreement, for non-commercial internal research and development purposes.

     3.10. No Other Rights. Except as expressly provided herein, no right, title or interest is granted (i) by Progenics under the Licensed Progenics Patents, the Progenics Technical Information or otherwise or (ii) by CYTOGEN under the Licensed CYTOGEN Patents, the CYTOGEN Technical Information or otherwise. Progenics and CYTOGEN expressly do not grant, and nothing contained herein is intended to grant, or shall be construed as granting, any right, title or interest outside of the Field.

     3.11. Competition Not Prohibited. No license granted under this Agreement, and no other provision contained herein, shall be deemed to prohibit Progenics or CYTOGEN from engaging in any activity outside of the Field, whether or not such activity is competitive with the development or commercialization of any Licensed Product or any other activity of the LLC.

     4. CERTAIN COVENANTS.
        ------------------

     4.1. Diligence. The LLC shall use reasonable commercial efforts consistent with its sound business judgment to promptly develop, obtain regulatory approval for, manufacture, market and sell Licensed Products. In the event that Progenics and/or CYTOGEN, from time to time during the term of this Agreement, determines, in the exercise of its or their reasonable business judgment after discussion with the LLC, that the LLC is not using reasonable commercial efforts to develop, obtain regulatory approval for, manufacture, market and sell a Licensed Product within the United States and at least one other Major Market, then Progenics and/or CYTOGEN, as the case may be, shall have the right to request that the LLC immediately undertake such efforts. In the event that any such request is made by Progenics and/or CYTOGEN to the LLC, and the LLC, within 90 days of such request, does not provide Progenics and/or CYTOGEN, as the case may be, with satisfactory evidence that the LLC is undertaking such efforts, Progenics and/or CYTOGEN, as the case may be, shall have the right to terminate the license granted by such party to the LLC hereunder. In the event that the LLC does not agree with any such determination by Progenics or CYTOGEN, the LLC and Progenics and/or CYTOGEN, as the case may be, shall resolve such matter in accordance with Section 14.11 hereof. For purposes of the foregoing, the efforts of the LLC's Affiliates and sublicensees, and of distributors, clinical research organizations and other third parties acting on behalf of the LLC, its Affiliates or sublicensees, shall be deemed to be the efforts of the LLC. Notwithstanding the provisions of this Section 4.1 neither Progenics nor CYTOGEN shall be entitled to terminate, pursuant to this Section 4.1, the licenses granted hereunder if the LLC's failure to use reasonable best efforts to promptly develop, obtain regulatory approval for, manufacture, market and sell Licensed Products results from such party's actions or omissions in its capacity as an owner of equity interest of the LLC or from the actions or omissions of such party's representatives in their capacity as managers of the LLC.

     4.2. No Waivers or Grant of Further Rights. Neither party hereto will, without the prior written consent of the other parties hereto, terminate, amend, modify or grant any waivers or consents under any Prime License with respect to the Field, or grant any further rights in the Field except to the LLC, or take any other action with respect to the Licensed Patents or the Licensed Technical Information that could adversely affect the rights granted to the LLC hereunder.

     4.3. Summary Reports. For so long as the LLC is developing Licensed Products, the LLC shall keep Progenics and CYTOGEN informed through written summary reports about the status of the development of Licensed Products. Such reports shall be provided to Progenics and CYTOGEN on an annual basis, with the first report due on the first anniversary of the Effective Date.

     4.4. Breach of SKICR Agreement. In the event that CYTOGEN shall be in breach of or default under any of the material terms, conditions or agreements contained in the SKICR Agreement or the Wright Agreement to be kept, observed or performed by it, or receives notice of breach or termination of or default under such agreements, it shall immediately notify the LLC thereof. If CYTOGEN has not cured such breach or default within [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]after the effective date of any notice of termination issued with respect to such breach or default, the LLC shall have the right, but not the obligation, to cure any such breach or default in its own name, and the LLC shall have the right to be substituted for CYTOGEN as direct licensee in the Field under either such agreement to the exclusion of, and on the same terms as, CYTOGEN. If the LLC elects not to cure such breach or default or fails to cure such breach or default within [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] of the notice, then Progenics shall have the right, but not the obligation, to cure any such breach or default in its own name, [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

     4.5. Acquiring Other Rights in the Field. Progenics and CYTOGEN agree that they will not, without the prior written consent of the other, acquire by license or otherwise intellectual property rights in the Field unless such rights include the right to grant a sublicense of such rights to the LLC.

     4.6. Notices under Prime Licenses. Each of Progenics and CYTOGEN shall require each licensor of any Prime License to which it is or becomes a party to furnish copies of all notices and other communications required or permitted under such Prime License (including without limitation notices of breach or termination) to the LLC and, upon the request of the LLC, to such sublicensee(s) of the LLC as the LLC shall specify. In addition, each of Progenics and CYTOGEN will furnish copies of all notices and communications to the LLC and, upon the request of the LLC, to such sublicensees of the LLC as the LLC shall specify.

     4.7. Compliance with Terms of Prime Licenses; Assignment. Each of Progenics and CYTOGEN shall fulfill each of its obligations under any Prime License to which it is a party. Without limiting the generality of the foregoing, within 30 days of the execution of this Agreement CYTOGEN shall notify SKICR of the execution of this Agreement and provide SKICR with the LLC's name and address as required by Section III.D.3. of the SKICR Agreement. Neither Progenics nor CYTOGEN will assign any interests under a Prime License unless the assignee expressly agrees to take such interest subject to the interest of the LLC hereunder.

     4.8 [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

     5. ROYALTIES AND OTHER PAYMENTS. In further consideration for the exclusive licenses granted by Progenics and CYTOGEN to the LLC pursuant to the provisions of Sections 3.1 and 3.2 hereof, the LLC agrees to make the following payments to Progenics and CYTOGEN as follows:

     5.1. Amounts Payable with Respect to the Progenics License. The LLC shall pay earned royalties to Progenics with respect to any sale of Licensed Progenics Products. Such royalties shall be paid at cost -- i.e., at the minimum royalty rate(s) required to be paid by Progenics, and at the times any such payments are due, under any Prime License. In addition, the LLC will pay to Progenics fees equal in amount to the minimum amount of any license, milestone, minimum royalty or other fees required to be paid by Progenics to any third party under any Prime License at the times any such payments are due. Any license, milestone, minimum royalty or other fees (but excluding earned royalties) payable by the LLC to Progenics pursuant to this Section 5.1 in respect of a Prime License shall be discounted if Progenics has not sublicensed to the LLC all of the intellectual property rights acquired by Progenics in such Prime License. Such discount shall be equal to the proportionate economic value, as agreed upon in good faith by the parties hereto at the time such rights are sublicensed to the LLC, of the rights not so sublicensed relative to the totality of rights licensed to Progenics in the Prime License.

     5.2. Amounts Payable with Respect to the CYTOGEN License. The LLC shall pay earned royalties to CYTOGEN with respect to any sale of Licensed CYTOGEN Products. Such royalties shall be paid at cost -- i.e., at the minimum royalty rate(s) required to be paid by CYTOGEN, and at the times any such payments are due, under any Prime License. In addition, the LLC will pay to CYTOGEN fees equal in amount to the minimum amount of any license, milestone, minimum royalty or other fees required to be paid by CYTOGEN to any third party under any Prime License at the times any such payments are due. Any license, milestone, minimum royalty or other fees (but excluding earned royalties) payable by the LLC to CYTOGEN pursuant to this Section 5.2 in respect of a Prime License shall be discounted if CYTOGEN has not sublicensed to the LLC all of the intellectual property rights acquired by CYTOGEN in such Prime License. Such discount shall be equal to the proportionate economic value, as agreed upon in good faith by the parties hereto at the time such rights are sublicensed to the LLC, of the rights not so sublicensed relative to the totality of rights licensed to CYTOGEN in the Prime License. In particular, the license, milestone, minimum royalty or other fees payable by the LLC to CYTOGEN pursuant to this Section 5.2 with respect to amounts due by CYTOGEN to SKICR pursuant to the SKICR Agreement shall be discounted by [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] to reflect the value of rights sublicensed by SKICR to CYTOGEN but not sublicensed by CYTOGEN to the LLC.

     5.3. Allocation of Royalties. If (i) any Prime License requires the payment of royalties at a rate which varies with sales volume and (ii) CYTOGEN or Progenics (as the case may be as to any particular Prime License) has sublicensed rights under such Prime License to one or more persons ("Other Licensees") in addition to the LLC, then the royalty rates applicable to the sale of Licensed Products for purposes of determining royalties payable with respect to such Prime License shall be calculated by making an equitable allocation (on a notional basis) of net sales by the LLC and the Other Licensees as to each royalty rate/sales level.

     6. PATENT PROSECUTION AND MAINTENANCE, ETC.
        ----------------------------------------

     6.1. Prosecution and Maintenance. To the fullest extent legally or contractually entitled, each of Progenics and CYTOGEN hereby grants to the LLC the exclusive right to prepare, file or prosecute any patent application licensed to the LLC by such party, maintain or extend the term of any issued Patent licensed to the LLC by such party and defend against any conflicts, oppositions or interferences involving third-party challenges to Patents licensed to the LLC by such party. The cost of such activities shall be borne by the LLC; provided, however, that if less than all of the rights to any such Patent has been licensed to the LLC pursuant hereto, the LLC shall bear only that portion of the cost of such activities as reflects the proportionate economic value, as agreed upon in good faith by the parties hereto, of the rights licensed to the LLC. Progenics and CYTOGEN shall cooperate, at the LLC's expense, with all reasonable requests of the LLC in all such activities. If at any time the LLC determines not to prepare, file or prosecute patent applications licensed to the LLC hereunder, maintain or extend the term of any issued Patent licensed to the LLC hereunder or defend against any conflicts, oppositions or interferences involving third-party challenges to any Patent licensed to the LLC hereunder, the LLC shall notify CYTOGEN (in the case of Licensed CYTOGEN Patents) or Progenics (in the case of Licensed Progenics Patents) of any such determination and grant back to CYTOGEN or Progenics, as the case may be, the right to conduct any such activity. If the right to prepare, file or prosecute any patent application licensed to the Company hereunder, or to maintain or extend or to defend against any third-party conflicts, oppositions or interferences involving any Patent licensed to the LLC hereunder cannot be granted to the LLC, the party licensing such Patent shall use commercially reasonable efforts diligently to perform, or cause to be performed, in consultation with the LLC, such activities. The cost of such activities shall be borne by the LLC; provided, however, that if less than all of the rights to any such Patent has been licensed to the LLC pursuant hereto, the LLC shall bear only that portion of the cost of such activities as reflects the proportionate economic value, as agreed upon in good faith by the parties hereto, of the rights licensed to the LLC.

     6.2. Disclosure Regarding Patent Activities. Each party which engages in patent activities of the nature described in section 6.1 hereof shall promptly provide the other parties hereto with all correspondence (including any filings sent or received) and all other information concerning such activities which comes into such party's possession, and shall periodically update the other parties hereto on all relevant information concerning the actions described in
Section 6.1 hereof. In addition to the foregoing, each party required to disclose information pursuant to this Section 6.2 shall provide to the other parties hereto a reasonable opportunity to review any materials to be submitted or filed with any patent or governmental authority or in connection with any such proceeding and to comment on such materials and will discuss and consider such comments in good faith. The parties hereto consent to the disclosure of such correspondence by the LLC, at its discretion, to any and all of its Affiliates and any sublicensee, provided that such Affiliates and sublicensees shall receive such correspondence under a confidential disclosure agreement reasonably satisfactory in form and substance to Progenics or CYTOGEN, as the case may be.

     7. REPORTS AND ROYALTY PAYMENTS; BOOKS AND RECORDS.
        ------------------------------------------------

     7.1. Reports. On or before the last day of each February, May, August, and November commencing with the first Commercial Sale and thereafter throughout the Contract Period, the LLC shall furnish Progenics and CYTOGEN with a written report, signed by an authorized officer or agent of the LLC, showing all Commercial Sales with respect to which earned royalties are due Progenics and/or CYTOGEN hereunder with respect to the quarters ended December 31, March 31, June 30 and September 30, respectively.

     7.2. Royalty Payments. With each such quarterly report, the LLC shall remit to Progenics and/or CYTOGEN the total amount of earned royalties shown thereby to be due. All payments shall be made in lawful funds of the United States of America.

     7.3. Calculation of Royalties and Other Payments. In order to permit the LLC to calculate the amount of royalties and other payments payable pursuant to
Section 5 hereof, Progenics and CYTOGEN shall provide to the LLC true and complete copies of all Prime Licenses. Progenics and CYTOGEN will also furnish the LLC with a written report, signed by an authorized officer, stating product sales by each of the other licensees (if any) covered by such Prime License (to the extent available to, and not subject to legal or contractual restrictions on disclosure by, Progenics or CYTOGEN, as the case may be), and will make their respective personnel available to answer questions and otherwise provide information with respect to any matters reasonably necessary for the LLC to calculate amounts due by the LLC to Progenics or CYTOGEN under Section 5 hereof.

     7.4. Currency Control Restrictions. In the event that the LLC is precluded from transferring royalties due Progenics and/or CYTOGEN hereunder at any time during the Contract Period because the LLC has failed after due diligence to obtain the approval of such transfer from the appropriate governmental agency responsible for control of currency exchanges of a particular country in which the LLC has sold Licensed Products, then the LLC agrees (a) to deposit or to cause the deposit of such royalties to the account of Progenics or CYTOGEN, as the case may be, in a bank in such country designated by the beneficiary of such deposit; (b) to provide or to cause to be provided to such beneficiary documentary evidence of such deposits; and (c) to remit or to cause remittance of such deposits to such beneficiary immediately upon the subsequent approval of such transfers by such governmental agency. The LLC further agrees that the form of such depository account shall permit such beneficiary to withdraw the deposited amounts at will, but shall permit the LLC to withdraw the deposited amounts solely for the purpose of remitting such amounts to such beneficiary pursuant to the provisions of this Paragraph 7.4.

     7.5. Books and Records. The LLC agrees to keep adequate and complete records showing all Commercial Sales and/or other revenues with respect to which earned royalties and/or other payments are due Progenics and/or CYTOGEN hereunder. Such records shall include all information necessary to verify the total amount and computation of earned royalties and/or other payments hereunder, and shall be open to inspection by Progenics and CYTOGEN during reasonable business hours to the extent necessary to verify the amount thereof. Such inspection by each of Progenics and CYTOGEN shall be made not more often than once each calendar year at the request of Progenics and/or CYTOGEN (unless good cause is shown by Progenics or CYTOGEN of the need for more frequent inspection) by an auditor appointed by the requesting party and to whom the LLC has no reasonable objection, provided that such auditor shall be under a confidentiality obligation to the LLC to reveal only that information, and only to the requesting party, necessary to verify the royalties due hereunder. In addition, such inspection shall be limited to a period not to extend beyond three years after the date of receipt by the requesting party of a report from the LLC relating to such records pursuant to Section 7.1 hereof. After such three-year period, any such report and the records upon which such report was based shall be deemed presumptively correct. The expenses of any such audit shall be borne by the party requesting the audit unless the audit determines a discrepancy in favor of the requesting party of at least [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED], in which event the audit expenses shall be borne by the LLC. Notwithstanding the foregoing, either Progenics or CYTOGEN shall, at reasonable times and upon reasonable notice, be granted access after such three-year period to such records (to the extent retained by the LLC) for purposes of preparing tax returns and related materials.

     8. TAXATION OF PAYMENTS. Insofar as any earned royalties which are due Progenics or CYTOGEN hereunder are subject to taxation by any country under the provisions of the tax laws of that country, then the LLC agrees to bear such taxes, and Progenics and CYTOGEN hereby authorize the LLC to withhold such taxes from the payments which are payable to Progenics and CYTOGEN in accordance with this Agreement if the LLC is either required to do so under such country's tax laws or directed to do so by an agency of such country's government. Whenever the LLC deducts such tax from any payments due Progenics or CYTOGEN, the LLC shall furnish Progenics or CYTOGEN, as the case may be, with a tax certificate showing the payment of such tax to the government of such country. In the event such taxes are assessed against the LLC by reason of its failure to withhold such taxes from any payments which have been paid to Progenics or CYTOGEN in accordance with this Agreement, then Progenics or CYTOGEN, as the case may be, agrees to reimburse the LLC for such tax assessment but not for any fine, penalty, fee or interest related to the LLC's failure to withhold, pay or make timely payment of such taxes.

     9. PRODUCT LIABILITY DISCLAIMERS.
        ------------------------------

     9.1. Product Liability Disclaimer by Progenics. Progenics assumes no responsibility for the manufacture, product specifications, end use or provision of any Licensed Products that are manufactured or provided by or for, or sold by, the LLC or any Affiliate or third-party licensee. All warranties in connection with such Licensed Products made or provided by the LLC or any Affiliate or third-party licensee shall not directly or impliedly obligate Progenics in any manner whatsoever under such warranties or otherwise.

     9.2. Product Liability Disclaimer by CYTOGEN. CYTOGEN assumes no responsibility for the manufacture, product specifications, end-use or provision of any Licensed Products that are manufactured or provided by or for, or sold by, the LLC or any Affiliate or third-party licensee. All warranties in connection with such Licensed Products made or provided by the LLC or any

Affiliate or third-party licensee shall not directly or impliedly obligate CYTOGEN in any manner whatsoever under such warranties or otherwise.

     9.3. Product Liability Disclaimer by the LLC. The LLC assumes no responsibility for the manufacture or product specifications of any products which are manufactured by or for Progenics or CYTOGEN except for the manufacture or product specifications of materials made by or for the LLC. Any warranties in connection with such products made by Progenics or CYTOGEN as user of such products shall not directly or impliedly obligate the LLC.

     10. INDEMNIFICATION AND INFRINGEMENT.
         ---------------------------------

     10.1. Indemnification.

     10.1.1. By Progenics. Progenics shall indemnify, defend and hold CYTOGEN and the LLC, their respective Affiliates and any sublicensee of the LLC hereunder harmless from and against any and all claims, suits or demands for liability, damages, losses, costs and expenses, including the reasonable costs and expenses of counsel (collectively, "Losses"), arising out of (i) any breach of the representations and warranties, or the failure to perform when and as required any of the covenants or agreements, made by Progenics in this Agreement or (ii) any infringement or purported infringement of third-party intellectual property rights by practicing the Licensed Progenics Patents or the Progenics Technical Information.

     10.1.2. By CYTOGEN. CYTOGEN shall indemnify, defend and hold Progenics and the LLC, their respective Affiliates and any sublicensee of the LLC hereunder harmless from and against any and all Losses arising out of (i) any breach of the representations and warranties, or the failure to perform when and as required any of the covenants or agreements, made by CYTOGEN in this Agreement or (ii) any infringement or purported infringement of third-party intellectual property rights by practicing the Licensed CYTOGEN Patents or the CYTOGEN Technical Information.

     10.1.3. By the LLC. The LLC shall indemnify, defend and hold Progenics and CYTOGEN their respective Affiliates and any sublicensee of the LLC hereunder harmless from and against any and all Losses arising out of (i) any breach of the representations and warranties, or the failure to perform when and as required any of the covenants or agreements, made by the LLC in this Agreement or (ii) any claim by a third party that any Licensed Product made, used or sold by or on behalf of the LLC or any sublicense thereof infringes patent rights of such third party (except insofar as any such claim gives rise to an indemnification obligation of Progenics under Section 10.1.1 hereof or of CYTOGEN under Section 10.1.2 hereof.

     10.2. Third Party Infringement of Licensed Patent Rights. The following provisions relate to third-party infringement of any of the Licensed Patents:

     10.2.1. Infringement of Licensed Progenics Patents. In the event that any party hereto becomes aware that any third party is infringing any claims of any issued patent included within the Licensed Progenics Patents sublicensed to the LLC hereunder, then such party shall immediately advise the other parties hereto, and the parties shall consult with each other as to the most effective way of proceeding. Under such circumstances:

     (a) the LLC, as the exclusive licensee of the Licensed Progenics Patents, shall have the right, but not the obligation, and subject to any applicable third-party rights, to commence and prosecute an action under the appropriate Licensed Progenics Patents against any such third-party infringer, in which event the LLC shall bear the costs of such action and shall be entitled to retain any recovery resulting therefrom;

     (b) if the LLC declines or fails to commence and/or prosecute such action, then Progenics shall be entitled to commence and prosecute an action under the appropriate Licensed Progenics Patents against such third-party infringer, in which event Progenics shall bear the costs of such action and shall be entitled to retain any recovery resulting therefrom.

     The parties hereto shall cooperate fully with each other in any such proceedings, including joining as a necessary party (subject to appropriate indemnification arrangements), shall consult as to litigation strategies and other matters related to any such proceedings, and shall, among other things, furnish information and evidence when so requested by the other, including testimony by the requested party, its agents and employees, as may be required by the party commencing and prosecuting such action.

     10.2.2. Infringement of Licensed CYTOGEN Patents. In the event that any party hereto becomes aware that any third party is infringing any claim or claims of any issued patent included within the Licensed CYTOGEN Patents sublicensed to the LLC hereunder, then such party shall immediately advise the other parties hereto, and the parties shall consult with each other as to the most effective way of proceeding. Under such circumstances:

     (a) the LLC, as the exclusive licensee of the Licensed CYTOGEN Patents, shall have the right, but not the obligation, and subject to any applicable third-party rights, to commence and prosecute an action under the appropriate Licensed CYTOGEN Patents against any such third-party infringer, in which event the LLC shall bear the costs of such action and shall be entitled to retain any recovery resulting therefrom;

     (b) if the LLC declines or fails to commence and/or prosecute such action, then CYTOGEN shall be entitled to commence and prosecute an action under the appropriate Licensed CYTOGEN Patents against such third-party infringer, in which event CYTOGEN shall bear the costs of such action and shall be entitled to retain any recovery resulting therefrom.

     The parties hereto shall cooperate fully with each other in any such proceedings, consulting as to litigation strategies and other matters related to any such proceedings, and shall, among other things, furnish information and evidence when so requested by the other, including testimony by the requested party, its agents and employees, as may be required by the party commencing and prosecuting such action.

     11. TERM AND TERMINATION.
         ---------------------

     11.1. Term. Unless sooner terminated in a manner herein provided, this Agreement shall commence as of the Effective Date and shall terminate upon the last to expire or terminate of any licensable rights to Patents that have been licensed by Progenics or CYTOGEN to the LLC hereunder; provided, however, that the provisions of Sections 7.1, 7.5, 9, 10, 12 and 14 hereof shall survive any such termination.

     11.2. Termination. This Agreement may be terminated at any time prior to the end of the term set forth in Section 11.1 hereof, as follows:

     11.2.1. For Breach. In the event any party hereto shall breach any of the material representations or warranties or any material term, condition or agreement contained herein made or to be kept, observed or performed by it, then any other party hereto may terminate this Agreement, at its option and without prejudice to any of its other legal or equitable rights and remedies, by giving the other parties hereto 60 days' notice in writing, identifying with reasonable specificity the breach, unless (in the case of a breach of any term, condition or agreement) the notified party within such 60-day period shall have cured the breach. Notwithstanding the foregoing, if a party hereto has given notice of the breach of another party hereto, and the breaching party has not cured the breach within the 60-day period described above, the third party hereto may (but shall not be obligated to), upon notice given to the other non-breaching party hereto prior to the expiration of such 60-day period, elect to cure such breach. If the third party cures such breach within 30 days of the expiration of the 60-day period described above, such third party shall be substituted for the breaching party for all purposes of this Agreement, and shall thereafter be entitled to all the rights and subject to all the obligations of such breaching party hereunder. The breach of the representation contained in Section 2.1.7 or 2.2.14 hereof, absent fraud, bad faith or willful misrepresentation, shall not give rise to a termination right under this Section 11.2.1.

     11.2.2. For Bankruptcy. (a) In the event (i) a party hereto shall suspend business, or shall file a voluntary petition or any answer admitting the jurisdiction of the court and the material allegations of, or shall consent to an involuntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of a receiver or trustee of a substantial part of its property, and
(ii) no Affiliate of such party shall undertake to assume its obligations under the provisions of this Agreement within 90 days from the date on which such party becomes so disabled, then to the extent permitted by law either of the other parties may thereafter immediately terminate this Agreement by giving written notice of termination to the other parties.

     (b) In the event Progenics and/or CYTOGEN, as the case may be, terminates this Agreement under Section 11.2.2(a) or rejects this Agreement pursuant to
Section 365 of the U.S. Bankruptcy Code, all rights and licenses granted under or pursuant to this Agreement by Progenics and/or CYTOGEN, as the case may be, to the LLC are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The parties agree that the LLC, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Progenics or CYTOGEN under the U.S. Bankruptcy Code, the LLC shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property upon written request therefor by the LLC. Such intellectual property and all embodiments thereof shall be promptly delivered to the LLC (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by the LLC, unless Progenics or CYTOGEN, as the case may be, elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this

Agreement by or on behalf of Progenics or CYTOGEN, as the case may be, upon written request therefor by the LLC. Progenics or CYTOGEN, as the case may be, shall not interfere with the rights of the LLC as provided in this Agreement, or any agreement supplementary hereto, to such intellectual property (including all such embodiments thereof), including any right of the LLC to obtain such intellectual property (or such embodiment) from any other entity.

     11.2.3. By Progenics or the LLC Upon Termination of the SKICR License. Either Progenics or the LLC may terminate this Agreement by giving the other parties hereto 30 days' written notice upon the termination of the SKICR License; provided that, without limiting the other rights and remedies of the parties hereto, each of Progenics and CYTOGEN may seek an appropriate remedy against the other if the other is responsible for the termination of the SKICR License.

     11.3. Accrued Rights and Obligations. Termination of this Agreement shall not relieve any party of any rights or obligations then accrued hereunder or which by the terms hereof extend beyond the date of such termination.

     12. EFFECT OF TERMINATION ON SUBLICENSEE. Upon termination of this Agreement by Progenics or CYTOGEN pursuant to Section 11.2.1 or Section 11.2.2 hereof, any third-party licensee of the LLC which has not breached in any material respect its sublicense related to the Licensed Patents or the Licensed Technical Information shall be entitled to receive a license to the Licensed Patents and the Licensed Technical Information directly from Progenics and CYTOGEN granting rights substantially the same as those granted in such sublicense and containing obligations as a licensee similar to those set forth in this Agreement.

     13. EXPORT LICENSES. This Agreement is subject to any restrictions concerning the export of products or technical information from the United States which may be imposed by the United States. Accordingly, each party agrees that it will not export, directly or indirectly, any technical information acquired under this Agreement or any products utilizing any such technical information to any country for which the United States Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States Government when required by an applicable statute or regulation.

     14.  MISCELLANEOUS  PROVISIONS.
          --------------------------

     14.1. Assignability. Except as expressly provided herein, neither this Agreement nor any interest hereunder shall be assignable by any party hereto without the written consent of the others, and any attempted assignment without such consents shall be null and void. Without the consent of any other party hereto, this Agreement may be assigned by any party hereto to any wholly owned subsidiary of such party that agrees in writing with each other party hereto to be jointly and severally liable with the assigning party for the timely satisfaction of all obligations of the assigning party hereunder; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder. This Agreement shall be binding upon the successors and permitted assignees of the parties. Any such successor or permitted assignee shall be subject to the same rights and obligations as the original party hereunder.

     14.2. Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the business address of the respective parties aforementioned, or to such other address or addresses as either party shall designate in writing to the others. All such notices and communications shall be considered given and/or delivered: (i) when given if delivered in person or sent by facsimile and acknowledged by a responsible person at the office of the recipient; (ii) one day after being sent by a major overnight courier; or (iii) four days after being mailed by registered mail, return receipt requested, at the business address of the respective parties as specified above. All notices or communications required or permitted to be given or sent to the LLC shall also be given or sent to Progenics (if such notice or communication is given or sent by CYTOGEN) or to CYTOGEN (if such notice or communication is given or sent by Progenics).

     14.3. Independent Contractors. No agency, partnership or joint venture is hereby established. None of Progenics, CYTOGEN or the LLC shall enter into, or incur, or hold itself out to third parties as having authority to enter into or incur on behalf of the other party any contractual obligations, expenses or liabilities whatsoever, except as expressly provided herein.

     14.4. Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

     14.5.  Entire   Understanding.   This  Agreement   constitutes  the  entire
understanding between the parties hereto with respect to the subject matter hereof. No modifications, extensions, or waiver of any provisions hereof or any release of any right hereunder shall be valid, unless the same is in writing, contains reference to this Agreement and sets forth the plan or intention to modify same, and is consented to by all parties hereto.

     14.6. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     14.7. No Implied Rights. Except as expressly provided for in this Agreement, nothing contained herein shall be construed as conferring any license or other rights, by implication or estoppel, under any patent (including design patent and utility model patent) or patent application, or any copyrights, trademarks, trade names or trade dress.

     14.8. No Waiver. The failure of any party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party hereto of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     14.9. Publicity. In the absence of prior written approval of the other parties hereto, no party hereto shall originate any publicity, news release, or other public announcement, written or oral, whether to the public press, to stockholders or otherwise, relating to this Agreement, to any amendment hereto or activities hereunder, unless such announcement is required by law to be made. The party making any such announcement shall give the other parties an opportunity to review the announcement before it is made.

     14.10. Promotion and Advertising. Nothing contained in this Agreement shall be construed as conferring on any party hereto any right to use in advertising, publicity or other promotional activities any name, tradename, trademark, service mark or other designation (including any contraction, abbreviation or simulation of any of the foregoing of any other party hereto); and, each party hereto agrees not to use any designation of any other party in any promotional activity associated with this Agreement, or with product licensed thereunder, without the express written approval of such other party.

     14.11. Arbitration. Any dispute arising out of or relating to any provisions of this Agreement shall be finally settled by arbitration to be held in New York, New York, under the auspices and the current commercial arbitration rules of the American Arbitration Association. Arbitration shall be initiated by delivery of a notice (an "Arbitration Notice") by any party hereto to the other parties hereto. Such arbitration shall be conducted by one arbitrator mutually selected and approved by the parties to the dispute. If within 20 calendar days after receipt of the Arbitration Notice the parties to the dispute have not agreed on a mutually acceptable arbitrator, the American Arbitration Association in New York, New York shall be retained to appoint an arbitrator within 30 calendar days after the receipt of the Arbitration Notice. The arbitrator's authority shall be limited to determining the issue or question presented in each instance and shall not extend to any other aspect of this Agreement or the parties' relationship generally. Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     14.12. Confidentiality.
            ----------------

     14.12.1. As used in this Section 14.12, "Confidential Information" means confidential and proprietary business, technical or financial information relating to the collaboration contemplated hereby, including the Licensed Technical Information, of any other party hereto (the "Confidential Information").

     14.12.2. In order to protect the Confidential Information of any party hereto (in such capacity, the "Disclosing Party") that has become available to any other party hereto (in such capacity, the "Receiving Party"), each party hereto agrees as follows:

     (a) Each party hereto  agrees that it will make no use of any  Confidential
Information  except  in  furtherance  of  the  purposes   contemplated  by  this
Agreement.

     (b) Each party hereto agrees that it will not, without the prior written consent of the other parties hereto, disclose to any third party Confidential Information (which for purposes of this Section 14.12.2(b) shall include the terms or existence of this Agreement or of the LLC Agreement or the Services Agreement or other matters relating to the collaboration contemplated hereby and thereby) received in its capacity as a Receiving Party during the Contract Period and for a period of five years thereafter.

     (c) Notwithstanding the foregoing:

               (i) Each party hereto may disclose Confidential Information to those of its representatives, employees and agents ("Representatives") who have a need to know such
                    Confidential Information in relation to the matters discussed herein and who are under obligations of confidentiality and non-use consistent with those set forth herein. Any unauthorized disclosure of Confidential Information by a party's Representatives shall be a breach by such party of this Section 14.12.

               (ii) Disclosure of  Confidential  Information is permitted to the
                    extent  that  such   disclosure  is  required   pursuant  to
                    applicable laws, rules or regulations or government requirement or court order, provided however, that the Receiving Party shall promptly notify the Disclosing Party in writing of the existence or imposition of any such requirement or order and cooperate with the Disclosing Party in seeking an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     14.12.3. The provisions governing confidentiality and non-use contained in this Section 14.12 shall not apply to any Confidential Information which:

     (a) the Receiving Party can establish was known to the Receiving Party prior to disclosure under or in connection with this Agreement by the Disclosing Party;

     (b) was in the public domain or the subject of public knowledge at the time of disclosure under or in connection with this Agreement;

     (c) becomes part of the public domain or the subject of public knowledge through no breach by or act of default of the Receiving Party;

     (d) is obtained by the Receiving Party from a third party other than in breach of a legal or contractual obligation of confidentiality owed by such third party to the Disclosing Party in respect thereof, the existence of which such obligation was known or should have been known by the Receiving Party; or

     (e) the Receiving Party can establish was independently developed by it without reference to Confidential Information received.

     14.12.4. Termination of this Agreement shall not affect the obligations concerning confidentiality and non-use of the Confidential Information as set forth in this Section 14.12.

     14.13. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be construed to confer upon any other person any remedy, claim, liability, right of reimbursement, claim of action or other right.

     14.14. Governing Law. This Agreement shall be interpreted, construed, and governed in accordance with the laws of the State of New York, without reference to conflict of laws principles.

     14.15. SKICR Agreement. Pursuant to Section III.D.4. of the SKICR Agreement, the parties hereto hereby reference the SKICR Agreement and all rights which revert to SKICR upon termination of the SKICR Agreement. In accordance with Section III.D.8. of the SKICR Agreement, this Agreement shall automatically be modified or terminated, in whole or in part, upon any relevant modification, in whole or in part, of the SKICR Agreement. Such modification or termination of this Agreement shall be consistent with and reflect the relevant modifications or terminations of the SKICR Agreement.

     14.16. Limitation on Liability. Notwithstanding any other provision in this Agreement, the sole remedy for the breach of the representation contained in
Section 2.1.7 or 2.2.14 hereof, absent fraud, bad faith or willful misrepresentation, is the prompt compliance with Section 3.3 hereof.

                           IN WITNESS  WHEREOF,  the  parties  hereto  have each
caused these presents to be signed by their respective officers thereunto duly authorized.


                                      PROGENICS PHARMACEUTICALS, INC.



                                      By: /s/  Ronald Prentki
                                         Name: Ronald Prentki
                                         Title: President


                                      CYTOGEN CORPORATION



                                      By: /s/  Donald F. Crane, Jr.
                                         Name: Donald F. Crane, Jr.
                                         Title: Vice President General Counsel
                                                and Corporate Secretary


                                      PSMA DEVELOPMENT COMPANY LLC



                                      By: /s/  Donald F. Crane, Jr.
                                         Name: Donald F. Crane, Jr.
                                         Title: Vice President General Counsel
                                                and Corporate Secretary